UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 07, 2023

Adicet Bio, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38359	81-3305277
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Berkeley Street, 19th Floor
Boston, Massachusetts		02116
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 503-9095

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ACET	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2023 (the “Effective Date”), Bastiano Sanna, Ph.D., a current Class III member of the Board of Directors (the “Board”) of Adicet Bio, Inc. (the “Company”), notified the Company of his resignation from the Board and Audit Committee of the Board (“Audit Committee”), effective as of the Effective Date. Dr. Sanna’s resignation from the Board was not the result of any disagreement with management or the Board or on any matter relating to the Company’s operations, policies or practices. The Board does not expect to nominate a replacement candidate to replace Dr. Sanna. Effective as of the Effective Date, the size of the Board was reduced from nine (9) to eight (8) members.

In connection with Dr. Sanna’s resignation, effective as of the Effective Date, the Board appointed Katie Peng as a member of the Audit Committee. The Board has determined that Ms. Peng meets the requirements for independence of audit committee members under the applicable listing standards of the Nasdaq Global Market and the Securities Exchange Act of 1934, as amended. As of the Effective Date, the Audit Committee is composed of Steve Dubin, serving as chair of the Audit Committee and “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K, Andrew Sinclair, Ph.D., and Ms. Peng.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADICET BIO, INC.

Date:	November 13, 2023	By:	/s/ Nick Harvey
		Name: Title:	Nick Harvey Chief Financial Officer